UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2006

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

1

(1)	Q:	What is your deposit growth for the first two months of the second quarter of 2006 and on a year-to-year basis?

	A:	Annual Deposit Growth:

		Year over Year
	05/31/05	05/31/06	$ Increase	% Increase
	(dollars in millions)

Core Deposits	$29,708	$37,049	$7,341	25%
Total Deposits	$30,860	$38,419	$7,559	24%

Linked Quarter Deposit Growth:
		Two Month
	03/31/06	05/31/06	$ Increase
	(dollars in millions)

Core Deposits	$35,912	$37,049	$1,137
Total Deposits	$37,112	$38,419	$1,307

Annualized core deposit growth per store was $20 million at May 31, 2006.

(2)	Q:	What has your loan growth been for the first two months of the second quarter of 2006 and for the trailing 12 months?

	A:	Annual Loan Growth:

			Year over Year
	05/31/05	05/31/06	$ Increase	% Increase
	(dollars in millions)
Net Loans	$10,408	$13,892	$3,484	33%

Linked Quarter Loan Growth:

			Two Month
	03/31/06	05/31/06	$ Increase
	(dollars in millions)
	$13,345	$13,892	$547

(3)	Q:	What are your store expansion plans for the remainder of 2006?

	A:	We are continuing with our plan to open approximately 60 - 70 stores in 2006. We currently have approximately 175 new sites in various stages of land use approvals, including 30+ sites in Florida.

(4)	Q:	Is there anything new in the regulatory environment?

	A:	There is nothing new to report.

(5)	Q:	What are your forecasts for the net interest margin?

A:
The continued flattening of the yield curve over an extended period of time has produced an interest rate environment unlike that seen in many years. The convergence of short-term rates and longer-term rates has reduced the Company’s net interest margin.

We previously indicated that we expected the Company’s net interest margin to stabilize at approximately 3.50%, based on the FOMC raising short-term rates to 4.75%. However, we further indicated on the first quarter earnings conference call that additional increases in short-term rates could result in further compression. The FOMC announced a 25 basis point increase in short-term rates on May 10, 2006. This action, together with the continued low-level of long term rates, has led to further margin compression. For the second quarter of 2006, the Company’s net interest margin should approximate 3.35% to 3.40%.

The Company’s net interest margin for the remainder of 2006 will continue to be impacted by FOMC decisions on the level of short-term rates and the overall shape of the yield curve.

(6)	Q:	What are your estimated earnings per share for the second quarter of 2006?

	A:	We project our second quarter 2006 earnings to be in the range of $0.40 to $0.42 per share.

(7)	Q:	Given the current interest rate environment, are you contemplating additional balance sheet restructurings?

	A:	No.

(8)	Q:	Excluding acquisitions, your share count has been increasing steadily over the past five quarters. What is causing these increases and how do you plan to control the share growth in the future?

A:
The Company has a very active Dividend Reinvestment and Optional Cash Purchase Plan (“the Plan”) which is the main cause for the increased share count. To a lesser extent, share increases relate to compensation and benefit plans.

The Plan provides for the quarterly reinvestment of cash dividends at a 3% discount and no brokerage fees. The Plan currently provides for optional cash payments of up to $10,000 monthly and the purchase of shares at a 3% discount and no brokerage fees. Upon proper notice given to our shareholders, the Company intends to substantially reduce the current level of monthly optional cash payments.

The Company expects this reduction in the amount of the optional cash payment feature will substantially slow the share growth resulting from the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

June 14, 2006	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Executive Vice President and Chief Financial Officer